News Release

Investor Contacts:

Crescendo Communications

T: 844-589-8760

mnga@crescendo-ir.com

MagneGas Significantly Expands Relationships with its Largest Distributors

TAMPA, FL – November 1, 2017 -- MagneGas Corporation (“MagneGas” or the “Company”) (NASDAQ: MNGA), a leading clean technology company in the renewable resources and environmental solutions industries, announced today that its three largest MagneGas distributors (Holston Gases, Haun Welding Supply and AWISCO) have all agreed to significant increases in MagneGas2® purchases due to increased end market demand. As part of the agreement, the distributors have agreed to minimum purchases to maintain areas of preferential treatment, which, based on current projections, would represent a minimum three-fold increase in sales from these distributors beginning in the fourth quarter of 2017.

“Our sales team has done an excellent job expanding and improving our most important distributor relationships now that MagneGas2® is produced from butanol,” commented Ermanno Santilli CEO of MagneGas. “We have focused our initial efforts on the Eastern U.S., and this increase in product demand is a clear indication that we are making a strong impression in the market, and our technology is winning market acceptance. Beyond the minimums required to maintain area exclusivity, we see significant further upside potential, as we have not even penetrated the majority of these distributor’s branches. Our plan is to install a gasification unit near each of these key distributors in order to meet the anticipated demand requirements.”

“The shift to butanol as our primary feedstock has had a meaningful impact on our ability to compete in the industrial gas marketplace,” commented Scott Mahoney, CFO of MagenGas. “Our technology has always excited end users, and now, our dramatic reductions in productions costs coupled with lower delivery costs have enabled our Company to serve the growing market demand with a significant improvement in our bottom line. Price reductions in MagneGas2® come at a time when acetylene prices have increased due to supply restrictions associated with the recent hurricanes, further enhancing the market response. We will look to further leverage this success as we expand our existing distributor relationships and add additional distributors in targeted territories in the coming year.”

About MagneGas Corporation

MagneGas® Corporation (MNGA) owns a patented process that converts various renewables and liquid wastes into MagneGas fuels. These fuels can be used as an alternative to natural gas or for metal cutting. The Company’s testing has shown that its metal cutting fuel “MagneGas2®” is faster, cleaner and more productive than other alternatives on the market. It is also cost effective and safe to use with little changeover costs. The Company currently sells MagneGas2® into the metal working market as a replacement to acetylene.

The Company also sells equipment for the sterilization of bio-contaminated liquid waste for various industrial and agricultural markets. In addition, the Company is developing a variety of ancillary uses for MagneGas® fuels utilizing its high flame temperature for co-combustion of hydrocarbon fuels and other advanced applications. For more information on MagneGas®, please visit the Company’s website at http://www.MagneGas.com.

The Company distributes MagneGas2® through Independent Distributors in the U.S and through its wholly owned distributor, ESSI (Equipment Sales and Services, Inc). ESSI has four locations in Florida and distributes MagneGas2®, industrial gases and welding supplies. For more information on ESSI, please visit the company’s website at http://www.weldingsupplytampa.com.

This press release contains forward-looking statements as defined within Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements relate to future events, including our ability to raise capital, or to our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

For a discussion of these risks and uncertainties, please see our filings with the Securities and Exchange Commission. Our public filings with the SEC are available from commercial document retrieval services and at the website maintained by the SEC at http://www.sec.gov.